EXHIBIT 24

POWERS OF ATTORNEY

Powers of Attorney

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Gary W. Miller and Craig C. Morfas, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities noted below to sign the Baldwin & Lyons, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and any and all amendments thereto, required to be filed pursuant to the requirements of Sections 12(g), 13, or 15(d) of the Securities and Exchange Act of 1934, as amended, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title                                                                                                Dated:

/s/ Gary W. Miller Gary W. Miller, Chairman of the Board and CEO (Principal Executive Officer)	February 9, 2010
/s/ G. Patrick Corydon G. Patrick Corydon, Executive Vice President (Finance) and CFO (Principal Financial and Accounting Officer)	February 9, 2010
/s/ Joseph DeVito Joseph DeVito, President and COO	February 9, 2010
/s/ Stuart D. Bilton Stuart D. Bilton, Director	February 9, 2010
/s/ Otto N. Frenzel, IV Otto N. Frenzel, IV, Director	February 9, 2010
/s/ John M. O’Mara John M. O’Mara, Director	February 9, 2010
/s/ Thomas H. Patrick Thomas H. Patrick, Director	February 9, 2010
/s/ John Pigott John Pigott, Director	February 9, 2010

Powers of Attorney (continued)

/s/ Kenneth D. Sacks Kenneth D. Sacks, Director	February 9, 2010
/s/ Nathan Shapiro Nathan Shapiro, Director	February 9, 2010
/s/ Norton Shapiro Norton Shapiro, Director	February 9, 2010
/s/ Robert Shapiro Robert Shapiro, Director	February 9, 2010
/s/ Steven A. Shapiro Steven A. Shapiro, Director	February 9, 2010
/s/ John D. Weil John D. Weil, Director	February 9, 2010